UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 14, 2023
Date of Report (date of earliest event reported)
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WORKIVA INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36773 (Commission File Number)	47-2509828 (I.R.S. Employer Identification Number)
2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001	WK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On August 14, 2023, Workiva Inc. (the "Company", "we", "us") entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC (the “Initial Purchaser”), to issue and sell $625 million in aggregate principal amount of 1.250% Convertible Senior Notes due 2028 (the “2028 Notes”), with an option granted to the Initial Purchaser to purchase, for settlement within a 13-day period from, and including, the date the 2028 Notes were first issued, up to an additional $100 million in aggregate principal amount of 2028 Notes on the same terms and conditions, in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
The Company has used approximately $397 million of the net proceeds of the offering to repurchase approximately $274 million aggregate principal amount of its 1.125% Convertible Senior Notes due 2026 (the “2026 Notes”) concurrently with the pricing of the offering in separate and individually negotiated transactions with certain holders of the 2026 Notes. The Company intends to use the remaining net proceeds for working capital and other general corporate purposes, as well as the acquisition of, or investment in, complementary products, technologies, assets, solutions, or businesses, although the Company has no present commitments or agreements to enter into any such transactions.
The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, we have agreed to indemnify the Initial Purchaser against certain liabilities.
After deducting fees and estimated offering expenses, we expect to receive, inclusive of the amount used to repurchase 2026 Notes, net proceeds from the 2028 Notes offering of approximately $615 million, or approximately $714 million if the Initial Purchaser exercises in full its option to purchase additional 2028 Notes.
The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The 2028 Notes were issued pursuant to an Indenture entered into on August 17, 2023 (the "Indenture"), between the Company and U.S. Bank Trust Company, National Association, as trustee (“Trustee”).
The 2028 Notes will mature on August 15, 2028, unless earlier converted, redeemed or repurchased. The 2028 Notes will bear interest from August 17, 2023 at a rate of 1.250% per year payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2024. The 2028 Notes are senior unsecured obligations of the Company and will rank equally with all of the Company’s existing and future senior unsecured indebtedness, including the Company’s outstanding 2026 Notes.
The conversion rate for the 2028 Notes will initially be 7.4690 shares of our Class A common stock, par value $0.001 per share (the “Class A common stock”), per $1,000 principal amount of 2028 Notes, which is equivalent to an initial conversion price of approximately $133.89 per share of our Class A common stock. The initial conversion price of the 2028 Notes represents a conversion premium of approximately 30% to the last reported sale price of our Class A common stock on the New York Stock Exchange on August 14, 2023. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.
Following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its 2028 Notes in connection with such a corporate event or to convert its 2028 Notes called for redemption during the related redemption period, as the case may be. Holders may convert their 2028 Notes at their option at any time prior to the business day immediately preceding May 15, 2028 only upon the satisfaction of certain conditions and during certain periods. On or after May 15, 2028 until the close of business on the business day immediately preceding the maturity date, holders may convert their 2028 Notes at any time. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our Class A common Stock or a combination of cash and shares of our Class A common stock, at our election.
We may redeem for cash all or any portion (subject to certain minimum liquidity conditions) of the 2028 Notes, at our option, on or after August 21, 2026 if the last reported sale price of our Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
If the Company undergoes a fundamental change, holders may require us to repurchase for cash all or any portion of their 2028 Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 2028 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The Indenture includes customary terms and covenants and sets forth certain events of default after which the 2028 Notes may be declared immediately due and payable.
The descriptions of the Indenture and the 2028 Notes contained herein are qualified in their entirety by reference to the text of the Indenture and the Form of 1.250% Convertible Senior Notes due 2028, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Section 3 - Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.
We offered and sold the 2028 Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The 2028 Notes and the shares of our Class A common stock issuable upon conversion of the 2028 Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
To the extent that any shares of our Class A common stock are issued upon conversion of the 2028 Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the 2028 Notes and any resulting issuance of shares of our Class A common stock.

Section 8 - Other Events
Item 8.01. Other Events.
On August 14, 2023, we issued a press release announcing the 2028 Notes offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On August 14, 2023, we issued a press release announcing the pricing of the 2028 Notes offering. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit Number	Description

4.1	Indenture, dated August 17, 2023, between Workiva Inc. and U.S. Bank Trust Company, National Association

4.2	Form of 1.250% Convertible Senior Note due 2028 (included in Exhibit 4.1)

10.1	Purchase Agreement, dated August 14, 2023, by and between Workiva Inc. and Goldman Sachs & Co. LLC.

99.1	Launch Press Release, dated August 14, 2023, issued by the Company

99.2	Pricing Press Release, dated August 14, 2023, issued by the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of August, 2023.

WORKIVA INC.

By:	/s/ Brandon E. Ziegler
Name:	Brandon E. Ziegler
Title:	Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary